UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report: June 12, 2015

(Date of earliest event reported)

CAFEPRESS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35468	94-3342816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

6901 A Riverport Drive, Louisville, Kentucky 40258

(Address of principal executive offices, including zip code)

(502) 995-2258

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On June 12, 2015, CafePress Inc. (the “Company”) entered into a lease termination agreement (the “Lease Termination Agreement”) with W. San Mateo Plaza Holdings VII, L.L.C. (“San Mateo Plaza”), pursuant to which the Company and San Mateo Plaza agreed to terminate that certain Lease, dated as of October 23, 2007, as amended by that certain Commencement Date Agreement dated as of February 8, 2008, and that certain Second Amendment to Lease Agreement dated as of December 19, 2012 (the “Second Amendment”) (hereinafter, collectively the “Lease”), pursuant to which San Mateo Plaza leased approximately 21,441 rentable square feet located at 1850 Gateway Drive, Suite 300, San Mateo, California, effective as of January 31, 2016 (the “Termination Date”). Under the Lease Termination Agreement, the Company will pay San Mateo Plaza a termination fee of $330,755. Under the terms of the Lease Termination Agreement, the Company and San Mateo Plaza also provided mutual releases to each other.

The foregoing descriptions of the Lease Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement a copy of which is filed with this Current Report on Form 8-K as 10.1 and is incorporated into this Item 1.02 by reference.

Item 4.01	Change in Registrant’s Certifying Accountant

(a) On June 12, 2015, the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company dismissed PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent registered public accounting firm effective immediately and appointed BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

PWC’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2013 and 2014 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2013, and 2014, and the subsequent interim periods through June 12, 2015 there were (i) no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to PWC’s satisfaction, would have caused PwC to make reference thereto in their reports on the financial statements for such fiscal years, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K except for the material weakness existing at December 31, 2014 and March 31, 2015, as reported in the respective Forms 10-K and Form 10-Q:

we did not maintain effective controls over the preparation, review and approval of certain account reconciliations. Specifically, the Company did not maintain effective internal controls over the underlying data supporting account reconciliations prepared for accounts payable and prepaid inventory.

The Audit Committee of the Board of Directors has discussed this reportable event with PWC, and has authorized PWC to respond fully to the inquiries of BDO related to this reportable event.

The Company provided PWC with a copy of the disclosures it is making in this Form 8-K and requested that PWC furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of PWC’s letter dated June 12, 2015, is filed as Exhibit 16.1 hereto.

(b) During the fiscal years ended December 31, 2013, and 2014, and the subsequent interim periods through June 12, 2015, neither the Company nor anyone on its behalf has consulted with BDO regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On June 15, 2015, the Company issued a press release announcing its additional expense management initiatives. A copy of this press release is furnished as Exhibit 99.1 and is incorporated herein by reference. The information in this Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01	Exhibits

Exhibit No.	Description

10.1	Lease Termination Agreement, dated as of June 12, 2015, between W. San Mateo Plaza Holdings VII, L.L.C. and CafePress Inc.

16.1	Letter of PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated June 12, 2015.

99.1	Press Release dated June 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 15, 2015	CafePress Inc.

	By:	/s/ Garett Jackson
Garett Jackson
Chief Financial Officer